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Exhibit (n)(1)

February 28, 2014

Great-West Life & Annuity Insurance Company of New York

50 Main Street

9th Floor

White Plains, New York 10606

Re:	COLI VUL-2 Series Account of Great-West Life and Annuity Company of New York

Post-Effective Amendment No. 12 to the Registration Statement on N-6

File Nos. 333-144503 and 811-22091

Ladies and Gentlemen:

We have acted as counsel to Great-West Life & Annuity Insurance Company of New York, a New York corporation, regarding the federal securities laws applicable to the issuance and sale of the policies described in the above-referenced registration statement. We hereby consent to the reference to our name under the caption “Legal Matters” in the prospectus filed as part of the above-referenced registration statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

/s/ Carlton Fields Jorden Burt, P.A.

Carlton Fields Jorden Burt, P.A.